Exhibit 7

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
NEW YORK
City
NY 10005
State Zip Code
FDIC Certificate Number: 00623

FFIEC 031
Page 16 of 79
RC-1

Consolidated Report of Condition for Insured Banks and Savings Associations for March 31, 2014

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Tril | Bil | Mil | Thou	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	185,000	1.a
b. Interest-bearing balances (2)			0071	25,222,000	1.b
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	12,000	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON		
a. Federal funds sold in domestic offices			B987	124,000	3.a
			RCFD		
b. Securities purchased under agreements to resell (3)			B989	12,202,000	3.b
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	0	4.a
b. Loans and leases, net of unearned income	B528	21,038,000			4.b
c. LESS: Allowance for loan and lease losses	3123	44,000			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	20,994,000	4.d
5. Trading assets (from Schedule RC-D)			3545	224,000	5
6. Premises and fixed assets (including capitalized leases)			2145	23,000	6
7. Other real estate owned (from Schedule RC-M)			2150	8,000	7
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8
9. Direct and indirect investments in real estate ventures			3656	0	9
10. Intangible assets:					
a. Goodwill			3163	0	10.a
b. Other intangible assets (from Schedule RC-M)			0426	49,000	10.b
11. Other assets (from Schedule RC-F)			2160	1,421,000	11
12. Total assets (sum of items 1 through 11)			2170	60,464,000	12

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank
FDIC Certificate Number: 00623

FFIEC 031
Page 16a of 79
RC-1a

Schedule RC—Continued

Dollar Amounts in Thousands			RCON	Tril | Bil | Mil | Thou	
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	41,091,000	13.a
(1) Noninterest-bearing (4)	6631	31,238,000			13.a.1
(2) Interest-bearing	6636	9,853,000			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN		
(from Schedule RC-E, part II)			2200	6,655,000	13.b
(1) Noninterest-bearing	6631	291,000			13.b.1
(2) Interest-bearing	6636	6,364,000			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON		
a. Federal funds purchased in domestic offices (5)			B993	2,344,000	14.a
			RCFD		
b. Securities sold under agreements to repurchase (6)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3548	19,000	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	70,000	16
17. and 18. Not applicable					

(4) Includes noninterest-bearing demand, time, and savings deposits.
(5) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(6) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

DEUTSCHE BANK TRUST COMPANY AMERICAS
FFIEC 031
Legal Title of Bank

FDIC Certificate Number: 00623
RC-2 Liabilities— Continued
RCFD Tril | Bil | Mil | Thou
19. Subordinated notes and debentures (1) 3200 0 19
20. Other liabilities (from Schedule RC-G) 2930 1,032,000 20
21. Total liabilities (sum of items 13 through 20) 2948 51,211,000 21
22. Not applicable
Equity Capital
Bank Equity Captal Dollars Amounts in Thousands
23. Perpetual preferred stock and related surplus 3838 0 23
24. Common stock 3230 2,127,000 24
25. Surplus (excludes all surplus related to preferred stock) 3839 594,000 25
26. a. Retained earnings 3632 6,456,000 26.a
b. Accumulated other comprehensive income (2) B530 -36,000 26.b
c. Other equity capital components (3) A130 0 26.c
27. a. Total bank equity capital (sum of items 23 through 26.c) 3210 9,141,000 27.a
b. Noncontrolling (minority) interests in consolidated subsidiaries 3000 112,000 27.b
28. Total equity capital (sum of items 27.a and 27.b) G105 9,253,000 28
29. Total liabilities and equity capital (sum of items 21 and 28) 3300 60,464,000 29
Memoranda
To be reported with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2013
RCFD Number
6724 2 M.1
1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
2 = Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
5 = Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6 = Review of the bank’s financial statements by external auditors
7 = Compilation of the bank’s financial statements by external auditors
3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm.
8 = Other audit procedures (excluding tax preparation work)
9 = No external audit work
To be reported with the March Report of Condition.
RCON MM / DD
2. Bank’s fiscal year-end date
8678 12/31 M.2
(1) Includes limited-life preferred stock and related surplus.
(2) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other post retirement plan adjustments.
(3) Includes treasury stock and unearned Employee Stock Ownership Plan shares.